As filed with the Securities and Exchange Commission on July 25, 2003

                              Registration No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                            CHURCH & DWIGHT CO., INC.
             (Exact Name of Registrant as Specified in Its Charter)


Delaware                                                           13-4996950
(State or Other Jurisdiction of                               (I.R.S. Employer
Incorporation or Organization)                              Identification No.)



                           469 North Harrison Street
                            Princeton, NJ 08543-5297
                    (Address of Principal Executive Offices)


                   Church & Dwight Co., Inc. Stock Award Plan
                            (Full Title of the Plan)


                              SUSAN E. GOLDY, ESQ.
                  Vice President, General Counsel and Secretary
                            Church & Dwight Co., Inc.
                            469 North Harrison Street
                            Princeton, NJ 08543-5297
                     (Name and Address of Agent for Service)


                                 (609) 683-5900
          -------------------------------------------------------------
          (Telephone Number, including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

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
                Title of Each                     Amount      Proposed Maximum    Proposed Maximum      Amount Of
             Class of Securities                   To Be       Offering Price        Aggregate         Registration
              To Be Registered                  Registered        Per Share        Offering Price          Fee
============================================== ============== ================== =================== =================
Common Stock, $1.00 par value, to be issued      5,689,750         $ 33.19        $188,842,802.50       $17,373.54
under the Stock Award Plan (1)(2)(3)

         (1) Estimated solely for purposes of calculation of the registration fee in accordance with Rule 457(h) of the Securities Act of 1933, as amended (the "Securities Act"). The computation is based upon the average of the high and low price of the Common Stock as reported on the New York Stock Exchange on July 21, 2003.

(2) Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, and similar anti-dilution provisions.

(3) Associated with each share of Common Stock is the right to purchase one one-hundredth of a share of preferred stock pursuant to a rights agreement. Preferred stock purchase rights do not carry a separate price or necessitate an additional filing fee.
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



                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.           Plan Information.

         Information required by Item 1 to be contained in the Section 10(a) Prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and Note to Part I of Form S-8.

Item 2.           Registrant Information and Employee Plan Annual Information.

         Information required by Item 2 to be contained in the Section 10(a) Prospects is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and Note to Part I of Form S-8.

Item 3.           Incorporation of Documents by Reference.

     The following documents heretofore filed by Church & Dwight Co., Inc., a Delaware corporation (the "Registrant") under the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated herein by reference:

          (1) the Registrant's Annual Report on Form 10-K for the period ending December 31, 2002, filed March 27, 2003;

          (2) the Registrant's Quarterly Report on Form 10-Q for the period ending March 28, 2003, filed May 12, 2003;

          (3) the Registrant's Current Report on From 8-K, filed May 7, 2003;

          (4) the description of the Registrant's Common Stock set forth in the Registrant's Registration Statement on Form 8-A dated August 10, 1990, and including any other amendments or reports filed for the purpose of updating such description.

         In addition, all documents subsequently filed by it pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the this Registration Statement and to be part thereof from the date of filing of such documents.


Item 4.           Description of Securities.

         Not Applicable.

Item 5.           Interests of Named Experts and Counsel.

         Not Applicable.


Item 6.           Indemnification of Directors and Officers.

         The registrant is organized under the laws of the State of Delaware. Delaware General Corporation Law, as amended (the "GCL"), provides that a Delaware corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation in such capacity in another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. In the case of an action or suit brought by or in the right of the corporation, indemnification of any director, officer, employee and other agent against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit is permitted if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation; however, no indemnification is permitted in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Delaware Court of Chancery, or the court in which such action or suit was brought, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

         Under the GCL, a Delaware corporation has the power to purchase and maintain insurance on behalf of any director, officer, employee or other agent against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation has the power to indemnify such person against such liability under the GCL. A Delaware corporation also may, with certain limitations, set forth in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of a fiduciary duty as a director.

         Reference is made to Section 145 and 102(b)(7) of the GCL in connection with the above summary of indemnification and insurance.

Item 7.           Exemption from Registration Claimed.

         Not Applicable.

Item 8.           Exhibits.

         An Exhibit Index, containing a list of all exhibits filed with this Registration Statement, is included on page 8.



Item 9. Undertakings.

         (a)  Rule 415 offering.

         The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                         (i) To  include  any  prospectus  required  by  section
                    10(a)(3) of the Securities Act

                         (ii) To reflect in the  prospectus  any facts or events
                    arising  after  the  effective  date  of  the   registration
                    statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                         (iii) To include any material  information with respect
                    to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b)  Filings  incorporating   subsequent  Exchange  Act  Documents  by
     Reference.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c)  Filing of Registration Statement on Form S-8.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Princeton, State of New Jersey on the 23rd day of July, 2003.

                                   CHURCH & DWIGHT CO., INC.



                                   By: /s/Robert A. Davies, III
                                       ------------------------------------
                                       Robert A. Davies, III
                                       Chairman and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Robert A. Davies, III, Zvi Eiref, and Susan E. Goldy, the undersigned's true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for and in the undersigned's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



                 Signature                                    Capacity                              Date

/s/Robert A. Davies, III                                                                      July 23, 2003
-----------------------------------------               Chairman and Chief Executive         --------------------
          Robert A. Davies, III                      Officer and Director (Principal
                                                           Executive Officer)


/s/Zvi Eiref                                           Vice President, Finance and            July 23, 2003
-----------------------------------------                Chief Financial Officer             --------------------
          Zvi Eiref                              (Principal Financial and
                                                            Accounting Officer)


/s/Gary P. Halker                                     Vice President, Finance and             July 23, 2003
-----------------------------------------           Treasurer (Principal Accounting          --------------------
          Gary P. Halker                                     Officer)

/s/Robert H. Beeby                                               Director                     July 23, 2003
-----------------------------------------                                                    --------------------
          Robert H. Beeby


 /s/Rosina B. Dixon                                              Director                     July 23, 2003
----------------------------------------                                                     --------------------
          Rosina B. Dixon


 /s/J. Richard Leaman                                            Director                     July 23, 2003
-----------------------------------------                                                    --------------------
          J. Richard Leaman, Jr.


/s/Robert D. LeBlanc                                             Director                     July 23, 2003
-----------------------------------------                                                    --------------------
          Robert D. LeBlanc


/s/John D. Leggett III                                           Director                     July 23, 2003
-----------------------------------------                                                    --------------------
          John D. Leggett III


/s/John F. Maypole                                                Director                     July 23, 2003
-----------------------------------------                                                     -------------------
          John F. Maypole


/s/Robert A. McCabe                                               Director                     July 23, 2003
-----------------------------------------                                                     -------------------
          Robert A. McCabe


/s/Dwight C. Minton                                               Director                     July 23, 2003
-----------------------------------------                                                     -------------------
          Dwight C. Minton


/s/Burton B. Staniar                                              Director                     July 23, 2003
-----------------------------------------                                                     -------------------
             Burton B. Staniar


/s/John O. Whitney                                                Director                     July 23, 2003
-----------------------------------------                                                     -------------------
              John O. Whitney
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

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

                                  Exhibit Index

                    (Pursuant to Item 601 of Regulation S-K)

    Exhibit                                                                                           Sequential
      No.                                    Description and Method of Filing                            Page
    -------      -------------------------------------------------------------------------------       ------
      4.1        Church & Dwight Co., Inc. Stock Award Plan                                               *
      5.1        Opinion  of  Reed  Smith  LLP,   regarding   the  legality  of  shares  of  the
                 registrant's Common Stock being registered.
     23.1        Consent of Reed  Smith LLP  (contained  in the  opinion  filed as  Exhibit  5.1 hereto).
     23.2        Consent of Deloitte & Touche LLP, independent auditors.
     24.1        Powers of Attorney (filed herewith as part of the signature pages).



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